Exhibit 4.10

                               GLOBUS WIRLESS, LTD
                                 1955 Moss Court
                        Kelowna, British Columbia V1Y 9L3



To each of the Investors listed on Schedule I hereto:

     Reference is made to each of the Subscription Agreements, dated as of May 31, 2001 and June 6, 2001 (the "Subscription Agreements") between each Subscriber and Globus Wirleless, Ltd. a Nevada corporation (the "Company"). All terms defined in each of the Subscription Agreements shall have the same meaning when used in this waiver unless otherwise defined herein.

     Pursuant to Section 9.3 of the Subscription Agreements, the Company and the Subscribers agreed that the Subscribers were limited to a maximum beneficial ownership of the Company of 4.99%, which may be waived upon 75 days prior written notice of the Company. The Company and the Subscribers hereby agree that the Subscribers, together with any other entity affiliated with or under common control with the Subscriber, shall limit their maximum beneficial ownership to 4.99% of the Company's securities and that this conversion limitation may only be voided upon an Event of Default as described in the Note.





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                                 SIGNATURE PAGE

     The Subscribers do not waive any damages (liquidated or otherwise) or any other rights available to them. Except as set forth in this waiver, each of the Subscription Agreements remains in full force and effect. Please acknowledge your agreement with the foregoing by signing in the space provided below.

                                             Very truly yours,

                                            Globus Wireless, Ltd.


                                            By:
                                            ------------------------------
                                            Name: Nicholas Wizinzky
                                            Title: Chief Financial Officer


                               Agreed and Accepted
                               -------------------


THE KESHET FUND L.P.                       KESHET L.P.


By:                                        By:
-------------------------------------      -------------------------------------
Name: John Clark                           Name: John Clark
Title: Authorized Signatory                Title:  Authorized Signatory

STONESTREET LIMITED
PARTNERHSIP                                LAURUS MASTER FUND, LTD.


By:                                        By:
-------------------------------------      -------------------------------------
Name: Michael Finkelstein                  Name: David Grin
Title: Authorized Signatory                Title: Authorized Signatory